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EXHIBIT 10.8



              AGREEMENT BETWEEN VIRTUAL TECHNOLOGY CORPORATION AND

                             eSystems21 CORPORATION

This agreement is made effective September 1, 1999 by and between Virtual Technology Corporation (herein referred to as VTC) having its principal office located at, 3100 West Lake Street Suite 400, Minneapolis, MN 55416 and eSystems21, whose principal office is located at 7625 Golden Triangle Dr. Eden Prairie, MN 55344 (herein referred to as Allworkstore.com)

In consideration of the mutual covenants contained herein, IT IS HEREBY AGREED BETWEEN THE PARTIES AS FOLLOW:

                          ARTICLE 1. PURPOSE AND INTENT

1. The purpose and intent of this agreement is to define the administrative responsibilities of VTC and Allworkstore.com with regard the purchasing program which will allow Allworkstore.com members and customers the ability to purchase products via an on-line technology shopping site located at http//www.Allworkstore.com./techmart or it's equivalent.


                             ARTICLE 2. DEFINITIONS

2.1 VTC - As used herein all shall mean and include VTC, it's successors, permitted subsidiaries, affiliates and any of its present and future subsidiaries or organizations controlled by, controlling or under common control with it.

2.2 Allworkstore.com - As used herein, shall mean and include Allworkstore.com, its successors, permitted assigned, subsidiaries, affiliates, and any of its present and future subsidiaries or organizations controlled by, controlling or under common control with it.


                         ARTICLE 3. PROGRAM DESCRIPTION

3. Through Allworkstore.com/techmart, VTC makes available their on-line technology shopping site.


                           ARTICLE 4. RESPONSIBILITIES

4.1 Constructing an "E-Commerce" for the Allworkstore.com based on the VTC "E-Commerce" page with customization to the Allworkstore.com "Home Page" as is reasonable. Provide links from the Allworkstore.com's "Home Page" to the "Techmart" site.

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4.2  Listing a minimum of 40,000 products for purchase by the, (not withstanding restrictions by statute or from OEMs).

4.3 Obtaining the most competitive prices available for Allworkstore.com and it's members and customers.

4.4 Assisting in the development of marketing brochures as well as providing general support, retention, and assistance in the marketing of this program to members and customers.

4.5 Processing orders received from Allworkstore.com members and customers, delivering and billing them directly.

4.6 Fulfilling orders, customer order service, and final calculation of product pricing, shipping charges and sales tax (where applicable).

4.7 Keeping close communications with Allworkstore.com as to all activity with members and customers.

4.8 Submitting monthly volume sales reports to Allworkstore.com in Eden Prairie MN, for the total dollar purchases made under the terms of this agreement.

4.9 Notifying Allworkstore.com of unusual price changes, product additions or cancellations.

           ARTICLE 5. Allworkstore.com ADMINISTRATIVE RESPONSIBILITIES

5.1 Receiving leads from members and customers and forward them to VTC for follow-up.

5.2 Acting as a liaison, if necessary, between members and customers and VTC to resolve any customer assistance issues.

5.3 Marketing VTC to members and customers through mailings, conferences, meetings, newsletters, and purchasing updates.

                                ARTICLE 6. AUDITS

6. VTC agrees that the Purchasing Staff of Allworkstore.com may audit their relevant records to establish that total compliance of this agreement is met. VTC agrees to provide verifiable documentation tracking services form manufacturer to member. Allworkstore.com will provide at least twenty-four hour notice of audit.

                                 ARTICLE 7. FEES


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7. VTC agrees to pay Allworkstore.com an administrative fee of .5% to 1% for all products purchased by Allworkstore.com members and customers monthly. Said fee to be in support of the marketing and promotional efforts of Allworkstore.com

                                 ARTICLE 8. TERM
                                 ---------------
8.1 Term. This agreement shall become effective as of September 1, 1999 for a period of two years and continue in force until further notice by either party with 60 days written notification. After the initial two-year term, the contract is renewable yearly in one-year terms.

8.1 Termination. This agreement shall terminate immediately upon any one of the following events:

         8.2-1 VTC's voluntary or involuntary bankruptcy or insolvency.
         8.2-2 VTC's failure to remedy a material breach of this agreement within 30 days of receipts of notice from Allworkstore.com specifying in reasonable detail the nature of such breach.
         8.2-3 Receipt of written information from any authorized agency finding activities of VTC engaged in pursuant to this agreement to be in violation of the law.
         8.2-4 Written agreement by either party herein giving 30 days notice.

8.3 Rights and Obligations upon Termination. Termination of this agreement shall not release the party from the obligation to make payment of all amounts due and payable.

                            ARTICLE 9. MISCELLANEOUS
                            ------------------------
9.1 Assignment. Neither party shall have the right to assign or otherwise transfer its rights and obligations under this agreement except with the prior written consent of the other party; provided that a successor in interest by merger, by operation of law, assignment, purchase or otherwise of the entire business of either party shall acquire all interest of such party hereunder. Any prohibited assignment shall be null and void.

9.2 Relationship. Each party is an independent entity under the terms of this agreement. Neither party, by virtue of this agreement will have any right, power, nor authority to act or create any obligation, expressed or implied, on behalf of the other party. Except as otherwise provided, or as may hereafter be established by a written agreement executed by authorized representatives of the parties, all operational expenses by written agreement executed by authorized representatives of the parties, all operational expenses incurred by either party will be borne by the party incurring the expense.

9.3 Governing Law. This agreement shall be interpreted in accordance with and governed by the laws of the State of Minnesota.

9.4 Confidentiality. Subject to any obligation, applicable law, the parties agree that the terms of this agreement shall remain confidential. The parties agree that upon written

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execution hereof they shall be free to make a statement to the press or develop other such publicity as is mutually beneficial and agreed upon.

9.5 Hold Harmless. Each party agrees to hold the other harmless from any and all claims and demands of members and customers which may result from the negligence of the other in connection with their duties and responsibilities under this agreement, unless such action is a result of intentional wrongdoing of the other party.

9.6 Notices. Notices permitted or required to be given hereunder shall be deemed sufficient if given by registered or certified mail, postage prepaid, return receipt requested, addressed to the following addresses of the parties, or at such other addresses as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon (a) receipt by the party to which notice is given, or (b) on the seventh (7th) day following the date such notice was posted, whichever occurs first:

Virtual Technology Corporation                         Allworkstore.com
3100 West Lake Street Suite 400                        7625 Golden Triangle Dr.
Minneapolis, MN 55416                                  Eden Prairie, MN 55344

9.7 Binding Effect. This agreement binds and insures to the benefit of the parties hereto, and their respective successors and permitted assigns.

9.8 Entire Agreement. The individuals signing this agreement hereby represent that they are authorized on behalf of their respective organizations to execute this agreement and the agreement contains the entire understanding between the parties concerning the subject matter.

9.9 Severability. In the event that any of the terms of this agreement are in conflict with any rule or law or statuary provision or otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this agreement, but such invalidity or unenforceablitiy shall not invalidate any of the other terms of this agreement, and this agreement shall continue in force, unless the invalidity or unenforceability of any such provisions hereof does substantial violence to, or where the invalid or unenforceable provisions compromise an integral part of or are otherwise inseperable from, the remainder of this agreement.

9.10 Waiver. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving to such right.

9.11 Amendments. This agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, other than by written amendment signed by the parties hereto.

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IN WITNESS WHEREOF, the parties have executed this agreement effective the day and year first above written.





Virtual Technology Corporation                                Allworkstore.com




By       /s/ Steve Mihm                      By       /s/ Tim Morin
------------------------                     --------------------------
Steve Mihm                                   Tim Morin

Date:    9/3/99                              Date:    8/27/99